                                                                    Exhibit 10.4


                               AMENDMENT NO. 3 TO
             FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
             -------------------------------------------------------

                  This Amendment No. 3 (this "Amendment") to that certain Fourth Amended and Restated Loan and Security Agreement (as hereinafter defined), is dated as of this 21st day of April, 1998 by and among Wastequip, Inc., an Ohio corporation with its principal place of business and chief executive office at 25800 Science Park Drive, Suite 140, Beachwood, Ohio 44122, (the "Company"), WQD, Inc., an Ohio corporation (f/k/a Dempster, Inc., "WQD"), Cusco Fabricators, Inc., an Ohio corporation ("Cusco"), Wastequip Manufacturing Company, an Ohio corporation (f/k/a Accurate Industries, Inc., "WQMC"), the financial institutions party hereto (the "Lenders"), and Sanwa Business Credit Corporation, a Delaware corporation with an office at One South Wacker Drive, 39th Floor, Chicago, Illinois 60606 ("SBCC"), in its individual capacity as a Lender hereunder and as Agent and Collateral Agent for the Lenders (the "Agent").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company, WQD, Cusco, WQMC, the Lenders and Agent are parties to that certain Fourth Amended and Restated Loan Agreement dated as of February 16, 1996 (the "Loan and Security Agreement");

                  WHEREAS, the parties hereto wish to amend the Loan and Security Agreement in order (i) to extend the term of the Revolving Loans, (ii) to modify certain covenants, and (iii) to reduce the interest rate on the Revolving Loans, the Series A Term Loans and the WQMC Series B Term Loan;

                  WHEREAS, the Company acknowledges that, as the parent corporation of each of the Borrowers and WQD, it will receive substantial direct and indirect benefits by reason of this Agreement;

                  WHEREAS, each of the Borrowers and WQD acknowledges that it will also receive substantial direct and indirect benefits by reason of this Agreement, including, without limitation, by virtue of the various interrelationships among the Borrowers and WQD.

                  NOW THEREFORE, in consideration of the premises and the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrowers by the Agent and any Lender, the parties hereto hereby agree as follows:

                  1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement.

                  2. AMENDMENT TO LOAN AND SECURITY AGREEMENT. The parties hereto agree to amend the Loan and Security Agreement as set forth in this
SECTION 2.

                  2.1 DEFINITION OF "APPLICABLE BORROWING MARGIN" The definition of "Applicable Borrowing Margin" in SUBSECTION 1.1 of the Loan and Security Agreement is hereby deleted in its entirety and the following substituted in its stead:

                  "APPLICABLE BORROWING MARGIN" with respect to each Loan (i) prior to March 31, 1998 (effective as of December 1, 1997) shall be as set forth in the table below, per annum based on the type of such Loan:


         ---------------------------------------------------------------------------------------
           REVOLVER AND SERIES A TERM LOANS                        WQMC SERIES B TERM LOAN
         ---------------------------------------------------------------------------------------
           PRIME                     LIBOR                      PRIME                    LIBOR
           -----                     -----                      -----                    -----
         ---------------------------------------------------------------------------------------
           1.25%                     3.25%                      1.75%                    3.75%
         ---------------------------------------------------------------------------------------


         and (ii) on and after March 31, 1998 shall be the applicable percentage amount set forth in the table below, per annum, based upon the type of such Loan and the Most Recent Senior Leverage Ratio on such date:


         ---------------------------------------------------------------------------------------------
         MOST RECENT SENIOR           REVOLVER AND SERIES A                   WQMC SERIES B TERM
           LEVERAGE RATIO                   TERM LOAN                                LOAN
           --------------
                                ----------------------------------------------------------------------
                                    PRIME               LIBOR              PRIME               LIBOR
                                    -----               -----              -----               -----
         ---------------------------------------------------------------------------------------------
             >3.5 to 1              1.50%               3.50%              2.00%               4.00%
         ---------------------------------------------------------------------------------------------
          >3.0 <=3.5 to 1           1.25%               3.25%              1.75%               3.75%
         ---------------------------------------------------------------------------------------------
          >2.5 <=3.0 to 1           1.00%               3.00%              1.50%               3.50%
         ---------------------------------------------------------------------------------------------
          >2.0 <=2.5 to 1           0.75%               2.75%              1.25%               3.25%
         ---------------------------------------------------------------------------------------------
          >1.5 <=2.0 to 1           0.50%               2.50%              1.00%               3.00%
         ---------------------------------------------------------------------------------------------
             <=1.5 to 1             0.25%               2.25%              0.75%               2.75%
         ---------------------------------------------------------------------------------------------

         ; PROVIDED, HOWEVER, any change which has the effect of reducing the Applicable Borrowing Margin then in effect for any Loan may only be made if at the time of such reduction there exists no Default or Event of Default.

                  2.2 AMENDMENT TO THE REVOLVING LOAN INITIAL TERM. The first sentence of SUBSECTION 2.12 of the Loan and Security Agreement is hereby deleted in its entirety and the following substituted in its stead:

                           With respect to the Revolving Loan Obligations, this Agreement shall be effective until March 1, 2001 (the "Revolving Loan Initial Term"), subject to annual renewals thereafter as herein provided (each renewal being referred to as a "Revolving Loan Renewal Term"); PROVIDED, HOWEVER, that all of the rights and remedies of the Agent and the Lenders under this Agreement shall survive such termination until all of the Obligations under this Agreement and the other Financing Agreements have been finally paid in full.

                  2.3 AMENDMENT TO RATIO OF CURRENT ASSETS. SUBSECTION 7.9(a) of the Loan and Security Agreement is hereby deleted in its entirety and the following substituted in its stead:

                  (a) RATIO OF CURRENT ASSETS. The Company shall, at all times during the periods indicated below, maintain a Current Ratio of not less than the amount set forth below opposite such period:

                         PERIOD                                       CURRENT RATIO
                         ------                                       -------------
                 Closing Date - 6/29/96                                   0.95
                    6/30/96 - 3/30/97                                     0.95
                    3/31/97 - 6/29/97                                     1.00
                    6/30/97 - 6/29/99                                     1.10
          6/30/99 - remaining term of Agreement                           1.20


                  2.4 AMENDMENT TO LIABILITIES TO NET WORTH. SUBSECTION 7.9(C) of the Loan and Security Agreement is hereby deleted in its entirety and the following is substituted in its stead:

                           (c) LIABILITIES TO NET WORTH. The Company, the
                  Borrowers and WQD on a consolidated basis shall, at all times during the periods set forth below, maintain a ratio of Liabilities to Net Worth not in excess of the ratio set forth below opposite such period:

                         PERIOD                              LIABILITIES TO NET WORTH
                         ------                              ------------------------
                   Closing - 06/29/96                                 6.00
                   06/30/96 - 09/29/96                                6.00
                   09/30/96 - 12/30/96                                5.50
                   12/31/96 - 03/30/97                                5.00
                   03/31/97 - 09/29/97                                5.00
                   09/30/97 - 03/30/98                                4.50
                   03/31/98 - 06/29/98                                4.00
                   06/30/98 - 09/29/98                                3.50
                   09/30/98 - 12/30/98                                3.50
                   12/31/98 - 03/30/99                                3.00
                   03/31/99 - 06/29/99                                3.00
                   06/30/99 - 09/29/99                                2.50
         09/30/99 - remaining term of Agreement                       2.25


; PROVIDED, HOWEVER, until the Company has obtained the New Equity Contribution contemplated by subsection 4.2(c), Liabilities to Net Worth shall be calculated by increasing "Liabilities" in such calculation by $6.48 million and reducing "Net Worth" in such calculation by $6.48 million.

                  2.5 AMENDMENT TO INTEREST EXPENSE COVERAGE. SUBSECTION 7.9(e) of the Loan and Security Agreement is hereby deleted in its entirety and the following is substituted in its stead:

                  (e) INTEREST EXPENSE COVERAGE. The Company shall maintain Interest Expense Coverage of not less than the following amounts for the following periods of time:

                           (i) As of the end of the quarter ending 3/31/97, on a
                  cumulative basis for the period commencing 4/1/96 and ending as of 3/31/97, not less than 1.50 to 1.0.

                           (ii) As of the end of each quarter from 4/1/97 to
                  12/31/97, on a rolling twelve month basis ending as of the last day of each such quarter during such period, not less than 1.50 to 1.0.

                           (iii) As of the end of the quarter ending 3/31/98 on
                  a twelve month basis ending as of 3/31/98, not less than 1.70 to 1.0.


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


                           (iv) As of the end of the quarter commencing 4/1/98
                  and ending 6/30/98 on a twelve month basis ending as of the last day of such quarter, not less than 1.75 to 1.00.

                           (v) As of the end of the quarter commencing 7/1/98
                  and ending 9/30/98 on a twelve month basis ending as of the last day of such quarter, not less than 1.80 to 1.00.

                           (vi) As of the end of the quarter commencing 10/1/98
                  and ending 12/31/98 on a twelve month basis ending as of the last day of such quarter, not less than 2.00 to 1.00

                           (vii) As of the end of each quarter from 1/1/99 until
                  the remaining term of this Agreement on a rolling twelve month basis ending as of the last day of each such quarter during such period, not less than 2.25 to 1.00.

                  2.6 AMENDMENT TO FIXED CHARGE COVERAGE. Subsection 7.9(f) of the Loan and Security Agreement is hereby deleted in its entirety and the following attached hereto is substituted in its stead:

                           (f) FIXED CHARGE COVERAGE. The Company shall maintain a ratio of Adjusted EBITDA to Fixed Charges as of the end of each quarter on a rolling twelve month basis ending on the last day of each such quarter of not less than the ratio set forth below opposite such quarter:

                  QUARTER ENDING                              ADJUSTED EBITDA TO FIXED CHARGES
                  --------------                              --------------------------------

                  3/31/97                                                       .85
                  6/30/97                                                       .90
                  9/30/97                                                       .80
                  12/31/97                                                      .90
                  3/31/98 and each fiscal quarter                              1.00
                  from 4/1/98 until the remaining
                  term of this Agreement

                  3.       REPRESENTATIONS AND WARRANTIES.

                  3.1 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. In order to induce SBCC and the Lenders to enter into this Amendment and to amend the Loan and Security Agreement in the manner provided herein, the Company and the Borrowers represent and warrant to SBCC and the Lenders that: (i) all of the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects as of the date hereof except to the extent such representations and warranties relate to an earlier date, in which case they are true as of such date, (ii) after giving effect to this Amendment, no Default or Event of Default exists, (iii) the Company and each Borrower has all requisite corporate power and authority to enter into this Amendment and the Loan and Security Agreement as amended hereby and to perform its obligations thereunder, (iv) the execution, delivery and performance of this Amendment and the Loan and Security Agreement as amended hereby have been duly and effectively authorized by all necessary corporate action on the part of the Company and each Borrower, (v) the execution, delivery and performance of this Amendment and the Loan and Security Agreement as amended hereby will not violate any charter, by-law or contract provision, or any license, franchise or permit, law, statute, regulation order or decree, (vi) the execution, delivery and performance of this Amendment and the Loan and Security Agreement as amended hereby will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the Financing Agreements or Obligations of the Company or any of the Borrowers, result in or require the creation of or imposition of any lien, charge, security interest or encumbrance upon any of the properties or assets of any Loan Party under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Loan Party is a party or by which such Loan Party or any of its property may be bound or affected (other than liens created pursuant to the Financing Agreements), (vii) no order, decree or judgment of or in any court of competent jurisdiction makes the execution, delivery or performance of this Amendment or the Loan and Security Agreement as amended hereby illegal and no action, suit, or proceeding shall be pending or threatened or any investigation by any governmental or regulatory authority shall have been commenced which could result in any such order, decree or judgment, and (viii) no authorization, consent, or approval of, or filing with, any public body or authority of the United States or any State thereof which has not already been made or obtained is required for the execution, delivery or performance of this Amendment or the Loan and Security Agreement as amended hereby and no authorization, consent or approval of any third party, which has not been obtained, is required with respect thereto.

                  4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. As conditions precedent to the effectiveness of this Amendment, the Agent shall have received the following documents, in form and substance satisfactory to the Agent, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such documents shall have been satisfied:

                           (1) AGREEMENT. Six copies of this Agreement, duly executed by the Company and each Borrower.

                           (2) SECURITY DOCUMENTS. The Loan Parties shall deliver such amendments and/or reaffirmation of the Loan Documents as Agent may request.

                           (3) LEGAL OPINION(S). The legal opinion of Calfee Halter & Griswold counsel to the Company and each Borrower in form and substance satisfactory to the

         Agent and its counsel and such opinions of local counsel as Agent may request in form and substance satisfactory to the Agent and its counsel.

                           (4) BOARD RESOLUTIONS. Certified copies of resolutions of the board of directors (or, where authorized, an executive committee thereof) of each Loan Party authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement, the other Financing Agreements, and all other documents or instruments to be executed and delivered in conjunction herewith and therewith.

                           (5) INCUMBENCY CERTIFICATES. Incumbency certificates with respect to the officers of each Loan Party executing the documents referred to in this Section 4.

                           (6) OTHER DOCUMENTS. Such other documents as the Agent may reasonably request.

         5. EFFECT OF AMENDMENT; NO WAIVER OF DEFAULTS. Execution of this Amendment by SBCC shall not operate as a waiver of (i) any other right, power or remedy of SBCC under the Loan and Security Agreement or any Financing Agreement or (ii) any Default or Event of Default under such agreements whether existing prior to or after the effectiveness hereof.

         6. COSTS, EXPENSES AND TAXES; INDEMNITY. The provisions of subsection
2.16 of the Loan and Security Agreement are hereby incorporated by reference as if fully set forth herein mutatis mutandis and made applicable to this Amendment.

         7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment shall become effective as of the date first above written upon receipt by SBCC of counterparts hereof duly executed by the Company, each Borrower and SBCC.

         8. HEADINGS. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

         9. REAFFIRMATION OF LOAN DOCUMENTS AND GUARANTEE.

                  (a) The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan and Security Agreement or the Financing Agreements other than as expressly set forth herein and further agree and acknowledge that the Loan and Security Agreement and each of the Financing Agreements remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. No delay on the part of SBCC in exercising any of its respective rights, remedies, powers and privileges under the Loan and Security Agreement or any of the Financing Agreements or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with the Loan and Security Agreement.

                  (b) Without limiting the generality of the foregoing, the Company and each Borrower acknowledges, ratifies and affirms that the Guarantee set forth in Section 11 of the Loan and Security Agreement remains in full force and effect notwithstanding the amendments contemplated hereby.

         10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ALL OF THE PROVISIONS OF THE ILLINOIS UNIFORM COMMERCIAL CODE AND BY THE OTHER INTERNAL LAWS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.




                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.







WASTEQUIP, INC.                         SANWA BUSINESS CREDIT
                                        CORPORATION, individually and as Agent

By: /s/ Richard L. Garcia
   ---------------------------------    By: /s/ Lawrence J. Placek
                                           ------------------------------------
Its: Chief Financial Officer
    --------------------------------    Its: Lawrence J. Placek, Vice President
                                            -----------------------------------

CUSCO FABRICATORS, INC.
                                        HELLER FINANCIAL, INC.,
                                        as Lender
By: /s/ Richard L. Garcia
   ---------------------------------    By: /s/ Maura E. Fitzgerald
                                           ------------------------------------
Its: Treasurer
    --------------------------------    Its: Assist. Vice President
                                            -----------------------------------

WQD, INC.

                                        KEYBANK CORPORATE
By: /s/ Richard L. Garcia               CAPITAL INC.,
   ---------------------------------    as Lender

Its: Vice President & Treasurer
    --------------------------------
                                        By: /s/ John R. Kolody
                                           ------------------------------------

WASTEQUIP MANUFACTURING                 Its: Assistant Vice President
COMPANY                                     -----------------------------------


By: /s/ Richard L. Garcia
   ---------------------------------

Its: Chief Financial Officer
    --------------------------------